AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 2005

                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ON2 TECHNOLOGIES, INC.
                 -----------------------------------------------
             (Exact name of Registrant as specified in its charter)


                DELAWARE                                   84-1280679
    --------------------------------                ------------------------
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)


                                21 CORPORATE DR.
                                    SUITE 103
                             CLIFTON PARK, NY 12065
                                 (518) 348-0099
         ---------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             ON2 TECHNOLOGIES, INC.
                        2005 INCENTIVE COMPENSATION PLAN


                               Timothy C. Reusing
                                 General Counsel
                             On2 Technologies, Inc.
                            1560 Broadway, 10th Floor
                               New York, NY 10036
                                 (646) 292-3533
                 -----------------------------------------------
            (Name, address, including zip code, and telephone number,
                  including area, code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                      Proposed
                                                 Amount                maximum           Proposed maximum              Amount of
               Title of                          to be              offering price          aggregate                registration
      securities to be registered            registered(1)           per unit(2)         offering price(3)                fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share        7,000,000                $0.635            $4,445,000.00                 $524.00
====================================================================================================================================

      (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers, in addition to the number of shares of common stock stated above, additional securities that may be offered as a result of stock splits, stock dividends, or similar transactions.

      (2) Solely for the purpose of calculating the registration fee, the offering price per share, the aggregate offering price, and the amount of the registration fee have been computed in accordance with Rule 457(c) under the Securities Act of 1933. Accordingly, the price per share of common stock has been calculated to be equal to the average of the high and low prices for a share of common stock as reported by the American Stock Exchange on June 9, 2005, which is a specified date within five business days prior to the original date of filing of this Registration Statement.

      (3) Solely for the purpose of calculating the registration fee, the proposed aggregate offering price has been estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933.

                                EXPLANATORY NOTE

      This registration statement on Form S-8 is filed by On2 Technologies, Inc., a Delaware corporation (the "Registrant"), relating to 7,000,000 shares of its common stock, par value $0.01 per share, authorized and reserved for issuance under the On2 Technologies, Inc. 2005 Incentive Compensation Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.     Plan Information.

            Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.

Item 2.     Registrant Information and Employee Plan Annual Information.

            Not required to be filed as part of this Registration Statement pursuant to Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

      The Securities and Exchange Commission (the "SEC") allows the Registrant to "incorporate by reference" the information that the Registrant files with the SEC, which means that the Registrant can disclose important information to investors by referring to those documents. As a result, investors may need to review other documents filed by the Registrant with the SEC to obtain more information. The information contained in the documents the Registrant incorporates by reference is considered a part of this registration statement. Additionally, because information concerning the Registrant, whether contained in this registration statement or in a document incorporated by reference, will be amended or superseded by more current information contained in later filed documents, the information that the Registrant files with the SEC after the date of this registration statement, and before the filing of a post-effective amendment to this registration statement which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining unsold, will update and supersede older information contained in, or incorporated by reference into, this registration statement.

      The Registrant hereby incorporates by reference the following documents previously filed with the SEC:

            (a) The annual report of On2 Technologies, Inc. on Form 10-KSB filed with the SEC on March 18, 2005 for the fiscal year ended December 31, 2004, as amended by that certain Amendment No. 1 to Annual Report on Form 10-KSB/A filed with the SEC on March 23, 2005;

            (b) The quarterly report of On2 Technologies, Inc. on Form 10-Q filed with the SEC on April 25, 2005 for the fiscal quarter ended March 31, 2005;

            (c) The current report of On2 Technologies, Inc. on Form 8-K, dated May 24, 2005, filed with the SEC on May 31, 2005.

            (d) The current report of On2 Technologies, Inc. on Form 8-K, dated May 11, 2005, filed with the SEC on May 13, 2005.

            (e) The current report of On2 Technologies, Inc. on Form 8-K, dated May 5, 2005, filed with the SEC on May 11, 2005.

            (f) The current report of On2 Technologies, Inc. on Form 8-K, dated April 29, 2005, filed with the SEC on May 5, 2005.

            (g) The current report of On2 Technologies, Inc. on Form 8-K, dated April 21, 2005, filed with the SEC on April 21, 2005.

            (h) The current report of On2 Technologies, Inc. on Form 8-K, dated April 4, 2005, filed with the SEC on April 5, 2005.

            (i) The current report of On2 Technologies, Inc. in Form 8-K, dated March 15, 2005, filed with the SEC on March 15, 2005.

            (j) The current report of On2 Technologies, Inc. in Form 8-K, dated March 14, 2005, filed with the SEC on March 14, 2005.

            (k) The current report of On2 Technologies, Inc. in Form 8-K, dated January 6, 2005, filed with the SEC on January 12, 2005.

            (l) The definitive proxy statement on Schedule 14A, filed with the SEC on April 6, 2005, for the On2 Technologies annual meeting of stockholders held on May 5, 2005.

            (m) The description of the Registrant's Common Stock as set forth in the Registration Statement on Form 10-SB filed with the SEC on October 3, 1997.

      All reports and other documents, filed subsequent to the date hereof by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, are collectively referred to as "Incorporated Documents").

      Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.     Description of Securities

                  Not applicable.

Item 5.     Interests of Named Experts and Counsel

                  Not applicable.

Item 6.     Indemnification of Officers and Directors

      Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the DGCL provides that a corporation may indemnify its directors and officers against civil and criminal liabilities. Directors and officers may be indemnified against expenses if they acted in good faith an in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, if they had no reasonable cause to believe their conduct was unlawful. A director or officer may be indemnified against expenses incurred in connection with a derivative suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. The statutory indemnification is not exclusive of any rights provided by and by-law, agreement, vote of shareholders or disinterested directors or otherwise.

      Article XI of the Registrant's amended and restated certificate of incorporation sets forth the extent to which the Registrant's directors and officers may be indemnified against liabilities and other monetary expenses which they may incur while serving in such capacities. Such indemnification will be provided to the extent and under the circumstances currently permitted by the DGCL. Article IX of the Registrant's by-laws also provide that the directors and officers of the Registrant will be indemnified against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action or suit brought by or in the right of the Registrant), by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant and will provide advances, for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances, if it is ultimately determined that he is not entitled to indemnification by the Registrant. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

      The above discussion of the DGCL and of the Registrant's amended and restated certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws, and indemnification agreements.

Item 7.     Exemption from Registration Claimed.

                  Not applicable.

Item 8.     Exhibits.

  Exhibit                                                          Incorporation
  Number    Description                                             by Reference
  -------   -----------                                            -------------

      4.1   Certificate of Incorporation of the Registrant              (1)
      4.2   Bylaws of the Registrant                                    (2)
      5.1   Opinion of McGuireWoods LLP regarding legality of
            shares of Common Stock
     10.1   On2 Technologies Inc. 2005 Incentive Compensation
            Plan                                                        (3)
     23.1   Consent of Eisner LLP
     23.2   Consent of McGuireWoods LLP                                 (4)
     24.1   Power of Attorney                                           (5)


(1) Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and incorporated by reference herein.

(2) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(3) Filed as an Exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2005.

(4) Contained in the opinion filed as Exhibit 5.1.

(5) Contained  within the signature page to the  Registration  Statement on Form
S-8.

Item 9.     Undertakings.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 15, 2005.

                                    ON2 TECHNOLOGIES, INC.


                                    By: /s/ Douglas A. McIntyre
                                        -----------------------------------
                                        Douglas A. McIntyre
                                        President & Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Douglas A. McIntyre the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in furtherance of the foregoing, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 15, 2005.


Signature                                            Title(s)
---------                                            --------


/s/ Douglas A. McIntyre         President, Chief Executive Officer, and Director
-----------------------------
Douglas A. McIntyre


/s/ Anthony Principe            Senior Vice President & Chief Financial Officer
-----------------------------
Anthony Principe


/s/ Mike Kopetski               Director
-----------------------------
Mike Kopetski


/s/ J. Allen Kosowsky           Director
-----------------------------
J. Allen Kosowsky


/s/ William A. Newman           Director
-----------------------------
William A. Newman


/s/ Tom Weigman                 Director
-----------------------------
Tom Weigman


/s/ Afsaneh Naimollah           Director
-----------------------------
Afsaneh Naimollah

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                               EXHIBITS FILED WITH

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                             ON2 TECHNOLOGIES, INC.

                             ON2 TECHNOLOGIES, INC.

                                  EXHIBIT INDEX


  Exhibit
    No.     Description
  -------   -----------

      4.1   Certificate of Incorporation of the Registrant              (1)
      4.2   Bylaws of the Registrant                                    (2)
      5.1   Opinion of McGuireWoods LLP regarding legality of
            shares of Common Stock
     10.1   On2 Technologies, Inc. 2005 Incentive Compensation
            Plan                                                        (3)
     23.1   Consent of Eisner LLP
     23.2   Consent of McGuireWoods LLP                                 (4)
     24.1   Power of Attorney                                           (5)


(1) Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and incorporated by reference herein.

(2) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

(3) Filed as an Exhibit to Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2005.

(4) Contained in the opinion filed as Exhibit 5.1.

(5) Contained  within the signature page to the  Registration  Statement on Form
S-8.


                                       2